                                                                     Exhibit 2.7


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Plan of Merger") is made and entered into as of November 15, 1999 by and between Cytation.com Incorporated, a New York corporation ("Cytation"), having its principal place of business at 55 Hammarlund Way, Newport, Rhode Island 02842, and CollegeLink.com Incorporated, a Delaware corporation ("CollegeLink"), having its principal place of business at 55 Hammarlund Way, Newport, Rhode Island 02842.


                                   WITNESSETH:

         WHEREAS, CollegeLink was incorporated on November 1, 1999, and is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, Cytation is a corporation duly organized and existing under the laws of the State of New York;

         WHEREAS, on the date of this Plan of Merger, Cytation has authority to issue 100,000,000 shares of common stock, par value $0.001 per share (the "Cytation Common Stock"), of which 9,846,340 shares of Cytation Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock, $.01 par value, of which (a) 2,500,000 shares have been designated Series A Preferred Stock (the "Series A Shares") of which 1,140,000 Series A Shares are issued and outstanding, (b) 300,000 shares have been designated Series B Preferred Stock (the "Series B Shares") of which 279,771 Series B Shares are issued and outstanding and (c) 1,000,000 shares have been designated Series C Preferred Stock (the "Series C Shares") of which 1,000,000 Series C Shares are issued and outstanding, and (d) 6,200,000 shares are undesignated and available for issuance.

         WHEREAS, on the date of this Plan of Merger, CollegeLink is a wholly-owned subsidiary of Cytation and has authority to issue 100,000,000 shares of common stock, par value $.001 per share (the "CollegeLink Common Stock"), of which 100 shares are issued and outstanding and owned by Cytation, and 10,000,000 shares of preferred stock, $.01 par value, of which (a) 2,500,000 shares have been designated Series A Preferred Stock, (b) 300,000 shares have been designated Series B Preferred Stock, (c) 1,000,000 shares have been designated Series C Preferred Stock, and (d) 6,200,000 shares are undesignated and available for issuance, and of which no shares are issued or outstanding; and

         WHEREAS, the respective Boards of Directors of CollegeLink and Cytation have approved this Plan of Merger and the Board of Directors of Cytation has directed that this Plan of Merger be submitted to a vote of its stockholders;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Cytation and CollegeLink hereby agree to merge as follows:

         1. MERGER. Cytation shall be merged with and into CollegeLink, and CollegeLink shall survive the merger (the "Merger"). The address of the registered office of CollegeLink in Delaware is 1209 Orange Street, Wilmington, Delaware.

         The Merger shall be effective upon filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware and a Certificate of Merger with the New York Department of State (the "Effective Date").

         2. SUCCESSION. On the Effective Date, CollegeLink shall succeed to Cytation in the manner of and as more fully set forth in Section 259 of the Delaware General Corporation Law. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Cytation, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of CollegeLink and shall be as effective and binding thereon as the same were with respect to Cytation.

         3. DIRECTORS AND OFFICERS AND GOVERNING DOCUMENTS. The directors and officers of CollegeLink shall be the same upon the Effective Date as they are immediately prior thereto. The Certificate of Incorporation of CollegeLink, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of CollegeLink as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The By-Laws of CollegeLink, as in effect on the Effective Date, shall continue to be the By-Laws of CollegeLink as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         4. FURTHER ASSURANCES. From time to time, as and when required by CollegeLink or by its successors and assigns, there shall be executed and delivered on behalf of Cytation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in CollegeLink the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Cytation, and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of CollegeLink are fully authorized to take any and all such action and to execute and delivery any and all such deeds and other instruments.

         5. CAPITAL STOCK OF CYTATION. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder hereof, each share of Cytation Common Stock outstanding immediately prior thereto shall be changed and converted into one (1) fully-paid and non-assessable share of CollegeLink Common Stock; each share of Cytation Series A Preferred Stock outstanding shall be changed and converted into one (1) fully-paid and non-assessable share of CollegeLink Series A Preferred Stock; each share of Cytation Series B Preferred Stock outstanding shall be changed and converted into one (1) fully-paid and non-assessable share of CollegeLink Series B Preferred Stock; and each share of Cytation Series C Preferred Stock outstanding shall be changed and converted into one (1) fully-paid and non-assessable share of CollegeLink Series C Preferred Stock.

         6. STOCK CERTIFICATES. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Cytation Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of CollegeLink Common Stock into which the shares of Cytation Common Stock represented by such certificates have been converted as herein provided; all of the outstanding certificates which prior to that time represented shares of Cytation Series A Preferred Stock shall be deemed for all purposes to evidence ownership and to represent the shares of CollegeLink Series A Preferred Stock into which the shares of Cytation Series A Preferred Stock represented by such certificates have been converted as herein provided; all of the outstanding certificates which prior to that time represented shares of Cytation Series B Preferred Stock shall be deemed for all purposes to evidence ownership and to represent the shares of CollegeLink Series B Preferred Stock into which the shares of Cytation Series B Preferred Stock represented by such certificates have been converted as herein provided; and all of the outstanding certificates which prior to that time represented shares of Cytation Series C Preferred Stock shall be deemed for all purposes to evidence ownership and to represent the shares of CollegeLink Series C Preferred Stock into which the shares of Cytation Series C Preferred Stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of CollegeLink or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to CollegeLink or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon the shares of CollegeLink Common Stock, CollegeLink Series A Preferred Stock, CollegeLink Series B Preferred Stock, or CollegeLink Series C Preferred Stock as the case may be, evidenced by such outstanding certificate as above provided.

         7. CONTINUATION AND RATIFICATION OF OPTIONS TO PURCHASE COMMON STOCK. The Cytation.com Incorporated 1999 Stock Option Plan (the "Cytation 1999 Plan") shall continue in effect as the 1999 Stock Option Plan of CollegeLink (the "CollegeLink 1999 Plan"). Each option to purchase Cytation Common Stock granted under the Cytation 1999 Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, become an option to purchase, at the same exercise price and on the same terms, one share of CollegeLink Common Stock under the CollegeLink 1999 Plan. The Web Services International, Inc. 1996 Stock Plan (the "Cytation 1996 Plan") shall continue in effect as the 1996 Stock Option Plan of CollegeLink (the "CollegeLink 1996 Plan"). Each option to purchase Cytation Common Stock granted under the Cytation 1996 Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, become an option to purchase, at the same exercise price and on the same terms, one share of CollegeLink Common Stock under the CollegeLink 1996 Plan.

         8. COLLEGELINK COMMON STOCK. Forthwith upon the Effective Date, the 100 shares of CollegeLink Common Stock presently issued and outstanding in the name of Cytation shall be cancelled and retired and resume the status of authorized and unissued shares of CollegeLink Common Stock, and no shares of CollegeLink Common Stock or other securities of CollegeLink shall be issued in respect thereof.

         9. EMPLOYEE BENEFIT PLANS. As of the Effective Date, CollegeLink hereby assumes all obligations of Cytation under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date including, without limitation, all issued and outstanding options.

         10. COVENANT OF COLLEGELINK. CollegeLink covenants and agrees that on or before the Effective Date it will qualify to do business as a foreign corporation in the State of New York.

         11. AMENDMENT. Subject to applicable law, at any time before or after approval and adoption by the stockholders of Cytation, this Plan of Merger may be amended, supplemented or modified in any manner.

         12. ABANDONMENT. At any time before the Effective Date, this Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either Cytation or CollegeLink, or both, notwithstanding approval of this Plan of Merger by the stockholders of Cytation.

         13. COUNTERPARTS. In order to facilitate the filing and recording of this Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and the same agreement.

             The remainder of this page is left blank intentionally.

         IN WITNESS WHEREOF, the Plan of Merger, having first been duly approved by resolutions of the Boards of Directors of CollegeLink and Cytation, is hereby executed as of the date first above written on behalf of each of said two corporations by their respective officers thereunto duly authorized.


ATTEST:                                 COLLEGELINK.COM INCORPORATED
                                        a Delaware corporation



/s/ Krista Michael                      By:  /s/ Kevin J. High
-------------------------------              ----------------------------------
Secretary                                    President


ATTEST:                                 CYTATION.COM INCORPORATED
                                        a New York corporation


/s/ Krista Michael                       By: /s/ Kevin J. High
-------------------------------              ----------------------------------
Secretary                                    President